Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-281253

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2024)

$3,000,000,000

Common Stock

WEC Energy Group, Inc. may offer and sell shares of its common stock, having an aggregate offering price of up to $3,000,000,000, from time to time through the sales agents named below under an equity distribution agreement. The equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements under separate forward sale confirmations between us and any sales agent or one or more of its affiliates. These entities, when acting in such capacity, are referred to herein as “forward purchasers.” In connection with each forward sale agreement, the relevant forward purchaser (or its affiliate) will, at our request, attempt to borrow from third-party stock lenders and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares that underlie the forward sale agreement to hedge the forward sale agreement. Each of the sales agents, when acting as the agent for a forward purchaser, is referred to herein as a “forward seller.” Transactions contemplated by the forward sale agreements are referred to herein as “forward transactions.”

In a forward transaction under one form of forward sale agreement, which we refer to as an “initially priced forward transaction,” we may enter into one or more initially priced forward transactions with a forward purchaser, pursuant to which we will receive the forward sale price under the forward sale agreement at the settlement of the initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. The initial forward sale price per share under each forward sale agreement related to an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock are sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the forward purchaser’s exposure under the relevant initially priced forward transaction. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the relevant forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant initially priced forward transaction with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the initially priced forward transaction. In an initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. If we elect to cash settle or net share settle an initially priced forward transaction, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

In a separate forward transaction under another form of forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with any of Goldman Sachs & Co. LLC, Citibank, N.A. or Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers (the “collared forward purchasers”), pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent acting as the statutory underwriter and a forward seller (the “collared forward seller”) over a period of time to be agreed between us and the collared forward purchaser (an “initial hedging period”), all subject to the terms of the equity distribution agreement and the collared forward sale agreement. We have been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period when the collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as the collared forward purchaser expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively. The forward sale price that we will receive under any collared forward transaction (the “collared forward sale price”) for each share of our common stock deliverable thereunder will be equal to a reference price determined based on the arithmetic average of volume weighted prices of our common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date selected by the collared forward purchaser), provided that the collared forward sale price will not be less than the floor price and will not be more than the cap price, subject to adjustment under the terms of the collared forward sale agreement, including reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction (the “settlement amount”). Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a collared forward seller. On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the maturity date of the collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of our common stock during that period. We refer to such period as the “unwind period.”

In the event that the relevant forward purchaser or its affiliate (including a collared forward purchaser) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller (including a collared forward seller) under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period.

The relevant forward seller (including a collared forward seller) is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the applicable forward transaction, the relevant forward seller (including a collared forward seller) will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third-party stock lenders and sell up to the designated number of shares of our common stock during the initial hedging period. In respect of any sales during the initial hedging period by the relevant forward seller (including a collared forward seller) on behalf of the relevant forward purchaser (including a collared forward purchaser), we may specify that no shares of our common stock may be sold, if the sales cannot be effected at or above the price designated by us, and we may specify other trading parameters for such sales (including volume limitations). Accordingly, any sales by the relevant forward seller (including a collared forward seller) may be suspended at any time, and there can be no assurance that the relevant forward seller (including a collared forward seller) will be able to sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or purchases of shares by a collared forward purchaser in connection with any collared forward transaction.

The shares of our common stock offered hereby may be offered and sold in “at the market” offerings, including on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or by any other methods permitted by applicable law as agreed between us and the relevant sales agents or forward sellers, as the case may be. We will pay each of the sales agents a commission not to exceed 1.00% of the sales price per share of shares sold through it as agent under the equity distribution agreement. The net proceeds that we will receive from such sales will be the gross proceeds from such sales less the commissions and any other costs that we may incur in issuing the shares. See “Use of Proceeds” in this prospectus supplement for further information. In connection with each initially priced forward transaction, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In connection with each collared forward transaction, the relevant forward seller will receive, reflected in a reduced collared forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In respect of a collared forward transaction, if such a commission is payable, it will be deducted from the proceeds we receive on the settlement date.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “WEC”. The last reported sale price of our common stock on the New York Stock Exchange on October 30, 2025 was $112.60 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets	BofA Securities

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

KeyBanc Capital Markets	Mizuho	Morgan Stanley

MUFG	RBC Capital Markets	Scotiabank

TD Securities	Wells Fargo Securities

October 31, 2025

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the sales agents, forward purchasers and forward sellers have not, authorized anyone to provide you with different information. Neither we nor the sales agents, forward purchasers or forward sellers are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

S-i

SUMMARY

In this prospectus supplement, unless the context requires otherwise, “WEC Energy Group,” “we,” “us” and “our” refer to WEC Energy Group, Inc., a Wisconsin corporation, and not to the sales agents, forward purchasers and forward sellers.

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you or that you should consider before buying securities in this offering. Please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein and therein by reference, carefully.

WEC Energy Group, Inc.

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired 100% of the outstanding common shares of Integrys Energy Group, Inc. and changed our name to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. In addition, we have an approximately 60% equity interest in American Transmission Company LLC (“ATC”), a regulated electric transmission company. Through our subsidiaries, we also own majority interests in a number of renewable generating facilities as part of our non-utility energy infrastructure business. At September 30, 2025, we conducted our operations in the six reportable segments discussed below.

Wisconsin Segment: The Wisconsin segment includes the electric and natural gas operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC (“WG”), Wisconsin Public Service Corporation (“WPS”), and Upper Michigan Energy Resources Corporation (“UMERC”). At September 30, 2025, these companies served approximately 1.7 million electric customers and 1.5 million natural gas customers.

Illinois Segment: The Illinois segment includes the natural gas operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company, which provide natural gas service to customers located in Chicago and the northern suburbs of Chicago, respectively. At September 30, 2025, these companies served approximately 1.1 million natural gas customers. PGL also owns and operates a 38.8 billion cubic feet natural gas storage field in central Illinois.

Other States Segment: The other states segment includes the natural gas operations of Minnesota Energy Resources Corporation, which serves customers in various cities and communities throughout Minnesota, and Michigan Gas Utilities Corporation (“MGU”), which serves customers in southern and western Michigan. These companies served approximately 0.4 million natural gas customers at September 30, 2025.

Electric Transmission Segment: The electric transmission segment includes our approximately 60% ownership interest in ATC, which owns, maintains, monitors, and operates electric transmission systems primarily in Wisconsin, Michigan, Illinois, and Minnesota, and our approximately 75% ownership interest in ATC Holdco, LLC, a separate entity formed to invest in transmission-related projects outside of ATC’s traditional footprint.

Non-Utility Energy Infrastructure Segment: The non-utility energy infrastructure segment includes the operations of W.E. Power, LLC (“We Power”), which owns and leases electric power generating facilities to WE; Bluewater Natural Gas Holding, LLC (“Bluewater”), which owns underground natural gas storage facilities in southeastern Michigan; and WEC Infrastructure LLC (“WECI”). WECI has acquired majority interests in eight wind parks and four solar projects, capable of providing more than 2,600 megawatts of renewable energy. Together, these projects represent approximately $3.9 billion of committed investments and have long-term agreements with unaffiliated third parties. WECI’s investment in all of these projects qualifies for production tax credits.

Corporate and Other Segment: The corporate and other segment includes the operations of the WEC Energy Group holding company, the Integrys Holding, Inc. (“Integrys Holding”) holding company, the Peoples Energy, LLC holding company, Wispark LLC (“Wispark”), and WEC Business Services LLC (“WBS”). Wispark develops and invests in real estate, primarily in southeastern Wisconsin. WBS is a wholly owned centralized service company that provides administrative and general support services to our regulated entities. WBS also provides certain administrative and support services to our nonregulated entities. This segment also includes Wisvest LLC, Wisconsin Energy Capital Corporation, and WPS Power Development LLC, which no longer have significant operations.

For a further description of our business and our corporate strategy, see our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the other documents incorporated by reference.

Our principal executive offices are located at 231 West Michigan Street, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

The Offering

Issuer	WEC Energy Group, Inc.

Securities Offered	Shares of our common stock, par value $0.01 per share, having aggregate sales proceeds of up to $3,000,000,000.

Use of Proceeds	We plan to use the net proceeds from this offering to repay short-term debt and for other general corporate purposes. See “Use of Proceeds.”

Dividend Policy	We historically have paid quarterly dividends on our common stock. We review our dividend policy on a regular basis. Subject to any regulatory restrictions or other limitations on the payment of dividends, future dividends will be at the discretion of our board of directors and will depend upon, among other factors, earnings, financial condition and other requirements.

Listing	Our common stock is listed on the New York Stock Exchange under the symbol “WEC”.

Accounting Treatment

Before any issuance of shares of our common stock upon settlement of any forward transaction, we expect that the shares issuable upon settlement of such forward transaction will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward transaction over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward transaction. However, delivery of shares of our common stock to the relevant forward purchaser on the physical settlement or net share settlement of a forward transaction would result in dilution to our earnings per share.

Risk Factors

Investing in our common stock involves risk, and prospective investors should consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024 and Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risk. In addition to the risks and uncertainties described below, please see the risk factors under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to our Common Stock

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of our prospects;
•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;
•	investors’ reactions to the press releases, other public announcements and filings with the SEC of WEC Energy Group and its subsidiaries;
•	investors’ perceptions of the prospects of the energy and commodities markets;
•	differences between actual financial and operating results and those expected by investors and analysts;
•	changes in analyst reports, recommendations or earnings estimates regarding WEC Energy Group, other comparable companies or the industry generally, and our ability to meet those estimates;
•	actual or anticipated fluctuations in quarterly financial and operating results;
•	changes in interest rates and/or the rate of inflation;
•	new laws or regulations or new interpretations of existing laws or regulations;
•	volatility in the equity securities market; and
•	sales, or anticipated sales, of our common stock, including sales pursuant to the equity distribution agreement, or sales of securities that are convertible into or exchangeable for our common stock.

Shares of our common stock are reserved for issuance upon conversion of our outstanding 4.375% Convertible Senior Notes due 2027, our 3.375% Convertible Senior Notes due 2028 and our 4.375% Convertible Senior Notes due 2029 (together, the “Convertible Notes”).

The conversion of some or all of the Convertible Notes could dilute the ownership interests of existing shareholders, unless we satisfy any such conversions solely with cash, and conversions of the Convertible Notes into shares of our common stock, or the perception that such conversions may occur, could adversely affect the trading price of our common stock.

Any forward transactions or other transactions effected by the forward purchasers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of our common stock.

If we enter into any forward transactions during the term of the equity distribution agreement, we have been advised that the forward purchasers intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling the maximum number of shares of our common stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of our common stock.

We also have been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period for any collared forward transaction when the relevant collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular collared forward transaction, the relevant collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of a collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.

The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction based on the prices obtained in connection with sales of the hedging shares by the collared forward seller during the initial hedging period, and as such will be subject to market risk during that time. The floor price is intended to mitigate the downside risk of any potential decline in the reference price below the floor price during the relevant valuation period, but the cap price would also limit the potential upside benefit to the extent the reference price were to exceed the cap price during the valuation period. See “Forward Transactions.”

In addition, we have been advised that each of the collared forward purchasers expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our common stock or engaging in derivatives or other transactions with respect to shares of our common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for the collared forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the relevant collared forward purchaser to dynamically modify its hedge positions from time to time during the term of a collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times, and may occur at a time when we are otherwise engaged in a distribution of shares of our common stock to the public.

On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement) (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the maturity date of the collared forward transaction based on the average of the 10b-18 VWAP prices, as measured under the collared forward sale agreement, of our common stock during that period. We refer to such period as the “unwind period.” Purchases of, and other hedge unwind transactions with respect to, our common stock by the relevant collared forward purchaser (or any of its affiliates or agents) during the unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the unwind period.

The amounts upon settlement of any collared forward transaction that we may receive cannot be determined in advance. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will therefore be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate the initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such initially priced forward transaction on a date specified by such forward purchaser if:

•	in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

•	we declare any dividend, issue or distribution on shares of our common stock
o	payable in cash in excess of specified amounts,
o	that constitutes an extraordinary dividend under the forward sale agreement,
o	payable in securities of another company as a result of a spinoff or similar transaction, or
o	of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock or change in law); or

•	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock.

Under the collared forward sale agreements, the relevant collared forward purchaser will potentially have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to cash settle the collared forward transaction on a date specified by the collared forward purchaser under certain conditions or upon the occurrence of certain events, potentially at any time, to be agreed, irrespective of our interests, including our need for capital, as set forth in the applicable collared forward sale agreement. The relevant collared forward purchaser may also terminate a collared forward transaction at any time prior to settlement upon the declaration of any dividend, issue or distribution on shares of our common stock payable in cash that differs in certain ways from the expected dividends as of the trade date of the collared forward transaction.

We expect that settlement of any forward transaction will generally occur no later than the date specified in the applicable forward sale agreement. However, any initially priced forward transaction may be settled earlier than that specified date in whole or in part at our option. We expect that each forward transaction will be physically settled by delivery of shares of our common stock, unless, in the case of any initially priced forward transaction, subject to certain conditions, we elect to cash settle or net share settle the initially priced forward transaction. If we elect to physically settle or net share settle (in the case of an initially priced forward transaction) a forward transaction, delivery of shares of our common stock upon any physical settlement or net share settlement (in the case of an initially priced forward transaction) of the forward transaction will result in dilution to our earnings per share.

In connection with any cash settlement or net share settlement of an initially priced forward transaction, we would expect the relevant forward purchaser or its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliates to unwind the forward purchaser’s hedge position could cause the market price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe to us) upon cash settlement or increasing the number of shares that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular initially priced forward transaction. We will not be able to control the manner in which the relevant forward purchaser unwinds its hedge positions.

We are limited to physical settlement for a collared forward transaction.

We will be obligated to settle a collared forward transaction physically by delivery of the number of shares of our common stock underlying the collared forward transaction against payment therefor. Consequently, we will not be able to avoid settling a collared forward transaction by issuing shares of our common stock against payment therefor at the time of settlement regardless of whether we do not have a need for capital at that time. Physical settlement could result in dilution to our earnings per share and may adversely affect the market price of our common stock. We may elect to net share settle the true up portion of the settlement price.

Acceleration and termination provisions contained in the collared forward sale agreements subject us to certain risks.

Although we may settle a collared forward transaction only on the scheduled maturity date thereof and may not terminate any collared forward transaction early, a collared forward purchaser will potentially have the right to accelerate the scheduled maturity date of all or a portion of any collared forward transaction after a date specified in the collared forward sale agreement for the collared forward transaction. Upon acceleration, we would be obligated to settle the collared forward transaction physically by delivery of the number of shares of our common stock underlying the collared forward transaction against payment therefor irrespective of our interests, including our need for capital. In any such case, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable collared forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock.

In addition to the potential right of a collared forward purchaser to accelerate the scheduled maturity date of a collared forward transaction for settlement as described above, the collared forward purchaser may terminate a collared forward transaction early upon the occurrence of certain events to be specified in the collared forward sale agreement for the collared forward transaction, including, among other things:

•	certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our common stock and a change in law;

•	the collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under the collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;

•	certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable forward sale agreement); or

•

a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward transaction).

Upon such a termination, the relevant collared forward purchaser will determine, in a good faith and commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction.

Price and other adjustment provisions in the collared forward sale agreements will affect their economic results.

The collared forward sale agreement for each collared forward transaction will provide for the relevant collared forward purchaser to be able to make certain price and other adjustments to the terms of the collared forward transaction in good faith and a commercially reasonable manner to account for the economic effect on the collared forward transaction of (among other things) our payment of dividends and distributions on the shares of our common stock and the occurrence of certain other events which do not permit the collared forward purchaser to terminate the collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of the collared forward transaction. Any such price and other adjustments will affect the economic results that we experience upon the settlement of the relevant collared forward transactions.

In case of WEC Energy Group’s bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward transaction that is then in effect will automatically terminate. If any forward transaction so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of the shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference) that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock to repay short-term debt and for other general corporate purposes. At September 30, 2025, we had $905 million of outstanding short-term debt. Pending disposition, we may temporarily invest the net proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities or interest bearing deposit accounts.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, as a hedge of any forward transaction. In the event of full physical settlement of an initially priced forward transaction, which we expect to occur on or prior to the maturity date of the initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction and not later than the scheduled maturity date for the collared forward transaction, we expect to receive an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments.

We intend to use any cash proceeds that we receive in connection with any forward transaction for the purposes provided in the first paragraph of this section. If, however, we elect to cash settle or net share settle any initially priced forward transaction, we would expect to receive an amount of proceeds that is significantly lower than with physical settlement (in the case of any cash settlement) or to not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2025, our authorized capital stock consisted of:

•	650,000,000 shares of common stock, par value $0.01 per share; and
•	15,000,000 shares of preferred stock, par value $0.01 per share.

As of September 30, 2025, there were 325,294,252 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus supplement forms a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Wisconsin Business Corporation Law (“WBCL”) for additional information.

Voting Rights. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of any preferred stock. The holders of common stock are not entitled to cumulate votes for the election of directors.

Dividends. The holders of common stock are entitled to receive such dividends as the Board of Directors (the “Board”) may from time to time declare, subject to any rights of holders of preferred stock, if any is issued. Our ability to pay dividends primarily depends on the availability of funds received from our utility subsidiaries and our non-utility subsidiaries. Various financing arrangements and regulatory requirements impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans, or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly.

Liquidation Rights. In the event of any liquidation, dissolution or winding-up of WEC Energy Group, the holders of common stock, subject to any rights of the holders of any preferred stock, will be entitled to receive the remainder, if any, of our assets after the discharge of our liabilities.

Preemptive Rights. Holders of common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Transfer Agent and Registrar. Computershare, Inc. serves as transfer agent and registrar for our common stock.

Listing. Our common stock is traded on the New York Stock Exchange under the trading symbol “WEC.”

Preferred Stock

Under the Articles of Incorporation, our Board is authorized to divide the preferred stock into series, to issue shares of any series and, within the limitations set forth in the Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights.

Certain Anti-Takeover Provisions in our Articles of Incorporation and Bylaws

The Articles of Incorporation and Bylaws contain provisions which may have the effect of discouraging persons from acquiring large blocks of WEC Energy Group stock or delaying or preventing a change in control of WEC Energy Group. The material provisions which may have such an effect are:

•	an anti-greenmail provision prohibiting the purchase of shares of common stock at a market premium from any person whom the Board believes to be a beneficial owner of more than 5% of the outstanding shares of common stock unless such holder owned the shares for at least two years, the purchase was approved by a majority of the combined voting power of the stockholders, or the purchase is pursuant to a tender offer to all holders of common stock on the same terms;

•	a provision permitting removal of a director without cause only by at least an 80% stockholder vote;

•	authorization for the Board, subject to any required regulatory approval, to issue preferred stock in series and to fix rights and preferences of the series, including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters;

•	advance notice procedures with respect to stockholder nominations of directors or stockholder proposals at a meeting of stockholders; and

•	provisions permitting amendment of some of these and related provisions only by at least an 80% stockholder vote at a meeting.

Anti-Takeover Effects of Wisconsin Law

Wisconsin law, under which we are incorporated, contains certain provisions that may have antitakeover effects, The description set forth below is intended as a summary only. For complete information you should review the applicable provisions of the WBCL and Section 196.795 of the Wisconsin Statutes, Wisconsin’s public utility holding company law (“Wisconsin Public Utility Holding Company Law”).

Control Share Acquisitions. Wisconsin law provides that, unless a corporation’s articles of incorporation provide otherwise, or otherwise specified by the board of directors, the voting power of shares of a “resident domestic corporation” such as WEC Energy Group held by any person (including two or more persons acting as a group) in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from a resident domestic corporation, or in certain specified transactions, or incident to a transaction in which stockholders have approved restoration of the full voting power of the otherwise restricted shares. WEC Energy Group has opted out of this statutory provision in its Articles of Incorporation.

Anti-Greenmail Provisions. Wisconsin law restricts the ability of certain publicly held corporations, such as WEC Energy Group, to repurchase voting shares at above market value from certain large stockholders, absent approval from the stockholders as a whole, unless an identical or better offer to purchase is made to all owners of voting shares and securities which may be converted into voting shares. These provisions apply during a takeover offer to purchases of more than 5% of the corporation’s shares from a person or group that holds more than 3% of the corporation’s voting shares and has held the shares for less than two years.

Wisconsin law also provides that stockholder approval is required for the corporation during a takeover offer to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the anti-greenmail provision.

Fair Price Provisions. Wisconsin law provides that in addition to any approval otherwise required, certain mergers, share exchanges or sales, leases, exchanges or other dispositions involving a resident domestic corporation, such as WEC Energy Group, and any “significant shareholder” are subject to a super-majority vote of stockholders unless certain fair price standards have been met. For this purpose, a “significant shareholder” is defined as either a 10% stockholder or an affiliate of the resident domestic corporation who was a 10% stockholder at any time within the preceding two years. The super-majority vote that is required by the statute consists of:

•	approval of 80% of the total voting power of the corporation, and

•	approval of at least 66 2/3% of the voting power not beneficially owned by the significant shareholder or its affiliates or associates.

However, a supermajority vote is not required if the following “fair price” standards are satisfied:

•	the consideration is in cash or in the form of consideration used to acquire the greatest number of shares, and

•	the amount of the consideration equals the greater of:

o	the highest price paid by the significant shareholder within the prior two-year period;
o	in the case of a tender offer, the market value of the shares on the date the significant shareholder commences the tender offer; or
o	the highest liquidation or dissolution distribution to which the stockholders would be entitled.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the fair price provisions.

Business Combination Provisions. Wisconsin law restricts resident domestic corporations, such as WEC Energy Group, from engaging in specified business combinations involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For this purpose, an “interested stockholder” is a stockholder who beneficially owns at least 10% of the voting power of the outstanding stock of the resident domestic corporation, or is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then outstanding stock within the preceding three years. The specified business combinations include:

•	a merger or interest exchange;

•	a sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

•	the adoption of a plan or proposal for liquidation or dissolution;

•	receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

•	certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

For a period of three years following the date that the interested stockholder becomes an interested stockholder, the resident domestic corporation is prohibited from engaging in any of the specified transactions with the interested stockholder unless the specified transaction or the purchase of stock by the interested stockholder that made the stockholder an interested stockholder is approved by the board of directors of the resident domestic corporation before the share acquisition date. Following the three year period, a specified transaction is permitted only if:

•	the acquisition of shares by the interested stockholder was approved by the board of directors of the resident domestic corporation before the share acquisition date;

•	the specified transaction is approved by a majority of the voting stock of the resident domestic corporation that is not owned by the interested stockholder; or

•	the consideration to be received by the corporation’s stockholders satisfies the “fair price” provisions of the statute as to form and amount.

Wisconsin Public Utility Holding Company Provisions. The Wisconsin Public Utility Holding Company Law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company, with the unconditional power to vote those securities, unless the PSCW has determined that the acquisition is in the best interests of utility consumers, investors and the public. Persons acquiring 10% or more of the voting securities of WEC Energy Group are subject to the provisions of the statute.

FORWARD TRANSACTIONS

Forward Transactions

From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions under which we will agree to sell the specified number of shares of our common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at our request, subject to terms and conditions of the equity distribution agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of our common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. We refer to such number of shares for any forward transaction as the “underlying number of shares.”

Initially Priced Forward Transactions

One or more of such forward transactions may provide that we will receive the forward sale price under the applicable forward sale agreement at the settlement of the forward transaction. The initial forward sale price per share under each forward sale agreement related to such an initially priced forward transaction will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the initially priced forward transaction by the relevant forward seller to hedge the relevant forward purchaser’s exposure under the initially priced forward transaction. The forward sale price per share that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the initially priced forward transaction.

Settlement

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under an initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle an initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying an initially priced forward transaction prior to the maturity date of the initially priced forward transaction.

If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that initially priced forward transaction and the number of shares of our common stock underlying that initially priced forward transaction. If we elect cash or net share settlement of any initially priced forward transaction, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that initially priced forward transaction (after taking into consideration any shares of our common stock to be delivered by us to the relevant forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of the initially priced forward transaction.

If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under an initially priced forward transaction is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase (or prevent a decrease), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the relevant initially priced forward transaction.

Acceleration

Under the forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will potentially have the right to accelerate an initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle the applicable initially priced forward transaction on a date specified by the relevant forward purchaser if:

•	in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

•	we declare any dividend, issue or distribution on shares of our common stock

o	payable in cash in excess of specified amounts,

o	that constitutes an extraordinary dividend under the forward sale agreement,

o	payable in securities of another company as a result of a spinoff or similar transaction, or

o	of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, a delisting of our common stock or change in law); or

•	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

Any decision by the relevant forward purchaser to exercise its right to accelerate any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the initially priced forward transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain bankruptcy or insolvency filings related to us, the applicable initially priced forward transaction will automatically terminate without further liability of either party to the applicable forward sale agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the initially priced forward transaction.

Collared Forward Transactions

In addition, we may enter into one or more collared forward sale agreements with a collared forward purchaser, pursuant to which we will agree to sell to the relevant collared forward purchaser the number of shares of our common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction through the relevant collared forward seller, in an offering under this prospectus supplement and the accompanying prospectus over an initial hedging period to be agreed between us and the relevant collared forward purchaser, all subject to the terms of the equity distribution agreement and the relevant collared forward sale agreement. We have been advised by each collared forward purchaser that it expects that, on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the number of shares underlying the collared forward transaction. Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period.

In the event that the relevant collared forward seller is unable to borrow from third-party stock lenders and sell the maximum number of shares underlying a collared forward transaction into the public market during the applicable initial hedging period (including as a result of the prospectus being unavailable at any time during such initial hedging period), the number of shares underlying the collared forward transaction will be reduced accordingly immediately upon completion of such initial hedging period. We refer to such number of shares as the “underlying number of shares.”

Collared Forward Sale Price

The collared forward sale price that we will receive under any such collared forward transaction for each share of our common stock deliverable thereunder will be equal to the arithmetic average of volume weighted prices of our common stock during the relevant valuation period for the collared forward transaction that will run prior to the maturity date for such collared forward transaction (the “reference price”), subject to reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction and adjustment terms set forth in the collared forward sale agreement for the collared forward transaction in case of certain customary disruption and extraordinary events specified in the collared forward sale agreement but will not be not less than the floor price and will not be greater than the cap price (each as defined below). The collared forward sale agreement will specify the floor percentage (which will be less than 100%) and the cap percentage (which will be more than 100%). Upon completion of the hedge with respect to the collared forward transaction during the initial hedging period, the forward floor price (the “floor price”) and the forward cap price (the “cap price”) will be determined by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction by the floor percentage and the cap percentage, respectively. As such the floor price and cap price are subject to market risk during the initial hedging period.

Maturity

We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time.

We may not terminate any collared forward transaction early. The relevant collared forward purchaser may terminate a collared forward transaction early (x) at any time beginning on the first acceleration date, to be agreed upon, or (y) upon the occurrence of certain customary disruption events, extraordinary events, announcements related to us, events of default and termination events to be specified in the collared forward sale agreement, including, among other things, any material misrepresentation made by us in connection with entering into the collared forward transaction, the declaration or distribution by us of a dividend in certain circumstances during the term of the collared forward transaction, or a market disruption event during a specified period that lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward sale agreement). Upon any termination described in clause (y) above, the applicable payment and delivery terms of the collared forward transaction will be adjusted to preserve the fair value of the collared forward transaction. The collared forward sale agreement will provide for customary anti-dilution and other adjustments.

Settlement

On the settlement date for any collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement)(the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated during the unwind period following the maturity date of the collared forward transaction based on the 10b-18 VWAP price, as measured under the collared forward sale agreement, of our common stock during such period.

The foregoing may be subject to acceleration of the scheduled maturity date or other adjustment of such date in certain circumstances in accordance with the terms of the collared forward sale agreement.

Termination

Under the collared forward sale agreements, the relevant collared forward purchaser will potentially have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to cash settle the collared forward transaction on a date specified by the collared forward purchaser under certain conditions or upon the occurrence of certain events, at any time, irrespective of our interests, including our need for capital, as set forth in the collared forward sale agreement.

A collared forward purchaser’s decision to exercise its right to accelerate any collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the collared forward transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our common stock under the terms of the cash settlement provisions of the collared forward transaction irrespective of our capital needs. In addition, upon certain bankruptcy or insolvency filings related to us, the collared forward transaction will automatically terminate without further liability of either party to the collared forward sale agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the collared forward transaction.

Clear Market

If we enter into a collared forward transaction, we will agree in the collared forward sale agreement that during the term of the collared forward transaction (including the unwind period, if applicable), we will not, without the prior consent of the relevant collared forward purchaser, issue or sell (nor enter into a similar direct or indirect disposition transaction, within the meaning of the collared forward sale agreement) any shares of our common stock or securities convertible into shares of our common stock, nor will we enter into any derivatives referencing such shares, with exceptions for (i) any issuance and sale of shares to employees, officers and directors pursuant to compensation programs or stock ownership plans; (ii) any issuance and sale of shares pursuant to any dividend reinvestment plan or direct stock purchase plan; (iii) the issuance of shares as a result of the conversion, exchange or exercise of any outstanding convertible or exchangeable securities; (iv) the issuance of shares upon physical settlement of an initially priced forward transaction; and solely during the valuation period (i) any debt-for-equity exchanges; (ii) certain transactions as set forth in the applicable collared forward sale agreement; and (iii) after the initial hedging period for the collared forward transaction (or such earlier time with the relevant collared forward purchaser’s consent not to be unreasonably withheld), any customary “at-the-market” initially priced forward sale transactions or customary “at-the-market” offering of our common stock on an agency basis by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for our common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of our common stock, at market prices prevailing at the time of sale, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation period referencing the shares of common stock or involving investors’ hedging activity in the open market and any such “at-the-market” initially priced forward sale transaction or “at-the-market” offering on an agency basis, the related selling activity in respect of the shares, in aggregate on any trading day, shall not exceed 10% of the 90 day average ADTV of our common stock (excluding block trades), at the time of signing definitive documentation for any such exchange or any such initially priced forward transaction or “at-the-market” offering on an agency basis.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agents, Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as forward sellers. Under the equity distribution agreement, we may offer and sell over time and from time to time shares of our common stock having an aggregate offering price of up to $3,000,000,000. Further, the equity distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent acting as sales agent or directly to the sales agents acting as principals, we may request that a sales agent, as a forward seller, use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by the applicable forward purchaser (or its affiliate) in connection with one or more forward sale agreements as described below. In no event will the aggregate offering price of the shares of our common stock sold through the sales agents, each as an agent for the Company, as principal or as a forward seller, exceed $3,000,000,000.

As agents, the sales agents will not engage in any transactions that stabilize the price of our common stock. If we or any of the sales agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the others, and sales of common stock pursuant to the equity distribution agreement, any terms agreement or any forward sale agreement will be suspended until in the reasonable judgment of both parties Rule 101(c)(1) or another exemptive provision has been satisfied.

Under the terms of the equity distribution agreement, we also may sell shares to one or more of the sales agents as principal for their own accounts or for accounts of their customers at a price agreed upon at the time of sale. A sales agent may offer the shares of common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with such sales agent and this agreement will be described in a separate prospectus supplement.

The shares of common stock offered hereby may be sold in “at the market” offerings, including on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In addition, if agreed by us and the relevant selling sales agents, some or all of the shares of common stock covered by this prospectus supplement may be sold through any other method permitted by law, including, but not limited to:

•	by means of ordinary brokers’ transactions (whether or not solicited);
•	to or through a market maker;
•	directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue;
•	in the over-the-counter market;
•	in privately negotiated transactions; or
•	through a combination of any such methods.

We will deliver to the New York Stock Exchange copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the New York Stock Exchange. Unless otherwise required, we intend to report at least quarterly:

•	the number of shares of our common stock sold through the sales agents under the equity distribution agreement (as described below under “-Sales Through Sales Agents”);
•	the number of shares of our common stock sold through the sales agents under any terms agreement;
•	the number of borrowed shares of the Company’s common stock sold by the forward sellers, as agents for the forward purchasers, in connection with forward sales agreements (as described below under “-Sales Through Forward Sellers”); and
•	the net proceeds to the Company and the compensation paid by the Company to the sales agents in connection with the transactions described in the foregoing clauses.

In connection with the sale of the common stock on our behalf, each of the sales agents and forward purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agents and forward purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to indemnify each of the sales agents and forward purchasers against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents and forward purchasers may be required to make because of any of those liabilities.

We estimate that total expenses of the offering payable by us, excluding discounts and commissions payable to the sales agents under the equity distribution agreement, will be approximately $551,400.

We have agreed to reimburse the sales agents, the forward sellers and the forward purchasers for certain of their reasonable out-of-pocket expenses.

The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of:

•	the sale, under the equity distribution agreement, of shares of common stock having an aggregate offering price of $3,000,000,000;
•	termination of the equity distribution agreement, pursuant to its terms, by the sales agents or us; and

•	October 31, 2028.

Sales Through Sales Agents

Subject to the terms and conditions of the equity distribution agreement, the applicable sales agent will use its commercially reasonable efforts to sell, consistent with its normal trading and sales practices, as our sales agent and on our behalf, all of the designated shares of our common stock on any trading day or as otherwise agreed upon by us and the applicable sales agent. From time to time, we will submit orders to a sales agent relating to the shares of common stock to be sold through such sales agent, which orders may specify any price, time or size limitations relating to any particular sale. We will submit orders to only one sales agent relating to the sale of shares of the common stock on any given day. We may instruct any sales agent not to sell shares of common stock if the sales cannot be effected at or above a price designated by us in any such instruction. WEC Energy Group or any sales agent may suspend the offering of shares of the common stock by notifying the other party.

Settlement for sales of our common stock will occur, unless we and the applicable sales agent agree otherwise, on the first trading day following the date on which any sales were made unless another date shall be agreed to by the relevant parties, against payment to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of any sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion.

Each sales agent will receive from us a commission not to exceed 1.00% of the gross sales price per share of the common stock for any shares sold through it as our sales agent under the equity distribution agreement with us, unless otherwise agreed. The remaining sales proceeds, after deducting transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by a sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by the collared forward seller on behalf of the collared forward purchaser or purchases of shares by the collared forward purchaser in connection with any collared forward transaction.

Forward Transactions

From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions under which we will agree to sell the specified number of shares of our common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at our request, subject to terms and conditions of the equity distribution agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of our common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. We refer to such number of shares for any forward transaction as the “underlying number of shares.

We have been advised by each collared forward purchaser that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the collared forward purchaser or its affiliate(s) will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the collared forward purchaser’s initial hedge position to the requisite level, as the collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.

In the event that a forward purchaser (or its affiliate) in an initially priced forward transaction is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Additionally, the number of shares underlying a collared forward transaction will be reduced in the event that the collared forward seller is unable to borrow from third-party stock lenders (or would incur a stock loan cost that is equal to or greater than a specified amount) and sell short the maximum number of shares deliverable under the collared forward transaction into the public market during the initial hedging period therefor (including as a result of the prospectus being unavailable at any time during the initial hedging period).

At the time of entry into a forward transaction, we will specify to the relevant forward purchaser a minimum price below which sales of any shares of our common stock, including sales of hedging shares in connection with a collared forward transaction, may not be made by the relevant forward seller and other sales parameters (including any volume limitations and an aggregate dollar amount of sales which shall not be exceeded) during the initial hedging period. The relevant forward seller is not required to sell any specific number or dollar amount of shares of our common stock, but, pursuant to the equity distribution agreement and subject in all regards to the terms of a particular forward sale agreement, the forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms during the initial hedging period. The obligations of the relevant forward seller under the equity distribution agreement to sell any shares are subject to a number of conditions that we must meet. Any sales of the shares by the relevant forward seller during the initial hedging period may be suspended at any time, and there can be no assurance that the forward seller will be able to borrow any shares from stock lenders and/or sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including the collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by the sales agents acting on our behalf, or by the forward sellers on behalf of the forward purchasers in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by the collared forward seller on behalf of the collared forward purchaser or purchases of shares by a collared forward purchaser in connection with any collared forward transaction.

Sales of our common stock under this prospectus supplement by the forward sellers will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including but not limited to sales made by means of ordinary brokers’ transactions (whether or not solicited); to or through a market maker; directly on any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue; in the over-the-counter market; in privately negotiated transactions; through a combination of any such methods; or any other method permitted by applicable law.

We expect that settlement between the relevant forward purchaser and the relevant forward seller of short sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day following each date the sales are made, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion. In connection with each initially priced forward transaction, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In connection with each collared forward transaction, the relevant forward seller will receive, reflected in a reduced collared forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. This commission rate is referred to as the forward selling commission. In connection with any collared forward transaction, any commission will be deducted from the amount paid to us on the settlement date.

The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. Thereafter, the initial forward sale price will be subject to price adjustment as described below. If we elect to physically settle any initially priced forward transaction by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. Each forward sale agreement for an initially priced forward transaction will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread. In addition, the initial forward sale price will be subject to decrease by amounts related to the expected dividends on our common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

The collared forward sale price per share under each collared forward transaction will be equal to a reference price determined based on the arithmetic average of volume weighted prices of shares of our common stock during the valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction, provided that the collared forward sale price will not be less than the applicable floor price and will not be more than the applicable cap price, including reduction by an amount related to the expected dividends on our common stock during the term of the collared forward transaction.

During the initial hedging period for any collared forward transaction, the collared forward purchaser or the collared forward seller on its behalf may also use this prospectus supplement and the accompanying prospectus to effect any short sales of shares of our common stock on behalf of the collared forward purchaser as principal, to the extent required to adjust its initially established hedge of the applicable portion of the collared forward transaction. The prices of such sales will not be used to determine the floor price and the cap price of the collared forward transaction.

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying a particular initially priced forward transaction prior to the maturity date of the relevant forward sale agreement. By way of comparison, we will be obligated to settle a collared forward transaction physically by delivery of the underlying number of shares against payment therefor, and we may not elect to cash settle or net share settle a collared forward transaction. Additionally, we may not elect to settle a collared forward transaction prior to its maturity date.

If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of common stock underlying the particular initially priced forward transaction. If we elect cash or net share settlement of any initially priced forward transaction, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders to close out its, or its affiliate’s, hedge position in respect of that particular initially priced forward transaction (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such initially priced forward transaction.

On the settlement date for a collared forward transaction, which will be a date selected by the relevant collared forward purchaser that will not be earlier than the first acceleration date and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of the (i) Floor Cash Amount and (ii) Modified Physical Cash Amount. However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over an unwind period following the maturity date of the collared forward transaction based on the 10b-18 VWAP price, as measured under the collared forward sale agreement, of our common stock during that period. See “Forward Transactions – Collared Forward Transactions – Settlement” for additional information.

The foregoing may be subject to acceleration of the scheduled maturity date or other adjustment of such date in certain circumstances in accordance with the terms of the collared forward transaction.

Restrictions on Sales of Similar Securities

In the equity distribution agreement, we have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire shares of our common stock for a period beginning on the date a sales agent accepts instructions from us to sell shares and ending on the related settlement date of such shares, without giving prior written notice to the applicable sales agent and the applicable sales agent suspending sales activity. The restriction described in this paragraph does not apply to sales of:

•	any shares of our common stock we offer or sell pursuant to the equity distribution agreement (including sales of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement);

•	any shares of our common stock we issue upon physical settlement or net share settlement of any forward sale agreement;

•	shares of our common stock, options to purchase shares of our common stock or shares of our common stock issuable upon the exercise of options or other rights pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan (whether currently existing or adopted hereafter), or any dividend reinvestment plan or direct purchase plan, including, without limitation, the WEC Energy Group Stock Plus Plan;

•	shares of our common stock issued upon conversion or settlement of securities, or the exercise of warrants, options or other rights disclosed in our filings with the SEC; or

•	shares of common stock that we issue in connection with acquisitions of businesses, assets or securities of others.

See “Forward Transactions – Collared Forward Transactions – Clear Market” for additional restrictions that will apply in connection with any collared forward transaction.

No Public Offering Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation, or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other Relationships

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the sales agents and their affiliates have provided, currently provide and may in the future provide, investment banking, commercial banking, advisory and other services for us and our affiliates, for which they received and will receive customary fees and expenses. Affiliates of each of the sales agents are lenders under our existing $1.7 billion credit facility, WE’s existing $800 million credit facility, WPS’s existing $450 million credit facility, WG’s existing $350 million credit facility and PGL’s existing $600 million credit facility. To the extent we use the net proceeds from this offering to repay indebtedness under our credit facilities, such affiliates may receive a portion of the net proceeds from this offering.

Conflicts of Interest

Certain of the sales agents or their affiliates may hold a portion of the indebtedness that we may repay using all or a portion of the net proceeds from the sale of our common stock. In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates may receive 5% or more of the net proceeds from the sale of our common stock, any such sales agent would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In the event of any such conflict of interest, such sales agent would be required to sell the Company’s common stock in accordance with FINRA Rule 5121. If the sale of the Company’s common stock is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale of our common stock to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

LEGAL MATTERS

Various legal matters in connection with the offering of the shares of our common stock will be passed upon (a) for us by Troutman Pepper Locke LLP, Atlanta, Georgia, and (b) for the underwriters by Hunton Andrews Kurth LLP, New York, New York. Joshua M. Erickson, Vice President and Deputy General Counsel, WEC Business Services LLC, will pass upon the validity of the common stock, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. Our SEC filings (File No. 001-09057) are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as on our website, www.wecenergygroup.com. The information contained on, or accessible from, our website is not a part of, and is not incorporated in, this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Please refer to “Where You Can Find More Information” in the accompanying prospectus. Any information referenced this way is considered to be part of this prospectus supplement and the accompanying prospectus, and any information that we file later with the SEC will automatically update and supersede this information. At the date of this prospectus supplement, we incorporate by reference the following documents that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our sale of the securities to the public:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our Definitive Proxy Statement for its 2025 Annual Meeting incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•	Our Current Reports on Form 8-K and 8-K/A, as applicable, filed January 17, 2025, May 12, 2025, May 13, 2025, June 5, 2025, June 6, 2025, June 10, 2025, and June 25, 2025 (solely with respect to Item 8.01); and

•	The description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and all subsequently filed amendments and reports updating that description.

Information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will not be incorporated by reference into this prospectus supplement or the accompanying prospectus unless specifically stated otherwise. We will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that has been incorporated by reference into, but not delivered with, this prospectus supplement and the accompanying prospectus, upon written or oral request to us at:

WEC Energy Group, Inc.

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Ms. Margaret C. Kelsey, Executive Vice President, General Counsel and Corporate Secretary

Telephone: (414) 221-2345

PROSPECTUS

WEC ENERGY GROUP, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Units

WEC Energy Group, Inc. may issue and sell the securities described in this prospectus to the public in one or more offerings in the amounts authorized from time to time.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and any other information relating to a specific offering, will be set forth in a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement, together with any documents we incorporate by reference, carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the New York Stock Exchange under the symbol “WEC.”

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024.

ABOUT THIS PROSPECTUS

Unless we otherwise indicate or the context otherwise requires, in this prospectus, “we,” “us,” “our” and “WEC Energy Group” refer to WEC Energy Group, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may issue and sell to the public the securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the securities we may issue and sell. Each time we offer securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular securities and terms of that offering. In the prospectus supplement, we will describe specific terms of the securities to be offered, the use of proceeds from the sale of such securities, the plan of distribution for the securities and other information regarding the offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of WEC Energy Group involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act of 1933”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, goals, strategies, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will,” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and, except as required by applicable law, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

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WEC ENERGY GROUP, INC.

WEC Energy Group, Inc. was incorporated in the State of Wisconsin in 1981 and became a diversified holding company in 1986. On June 29, 2015, we acquired 100% of the outstanding common shares of Integrys Energy Group, Inc. and changed our name to WEC Energy Group, Inc.

Our wholly owned subsidiaries are primarily engaged in the business of providing regulated electricity service in Wisconsin and Michigan and regulated natural gas service in Wisconsin, Illinois, Michigan and Minnesota. In addition, we have an approximately 60% equity interest in American Transmission Company LLC (“ATC”), a regulated electric transmission company. Through our subsidiaries, we also own majority interests in a number of renewable generating facilities as part of our non-utility energy infrastructure business. At June 30, 2024, we conducted our operations in the six reportable segments discussed below.

Wisconsin Segment: The Wisconsin segment includes the electric and natural gas operations of Wisconsin Electric Power Company (“WE”), Wisconsin Gas LLC (“WG”), Wisconsin Public Service Corporation (“WPS”), and Upper Michigan Energy Resources Corporation (“UMERC”). At June 30, 2024, these companies served approximately 1.7 million electric customers and 1.5 million natural gas customers.

Illinois Segment: The Illinois segment includes the natural gas operations of The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company, which provide natural gas service to customers located in Chicago and the northern suburbs of Chicago, respectively. At June 30, 2024, these companies served approximately 1.1 million natural gas customers. PGL also owns and operates a 38.8 billion cubic feet natural gas storage field in central Illinois.

Other States Segment: The other states segment includes the natural gas operations of Minnesota Energy Resources Corporation, which serves customers in various cities and communities throughout Minnesota, and Michigan Gas Utilities Corporation (“MGU”), which serves customers in southern and western Michigan. These companies served approximately 0.4 million natural gas customers at June 30, 2024.

Electric Transmission Segment: The electric transmission segment includes our approximately 60% ownership interest in ATC, which owns, maintains, monitors, and operates electric transmission systems primarily in Wisconsin, Michigan, Illinois, and Minnesota, and our approximately 75% ownership interest in ATC Holdco, LLC, a separate entity formed to invest in transmission-related projects outside of ATC’s traditional footprint.

Non-Utility Energy Infrastructure Segment: The non-utility energy infrastructure segment includes the operations of W.E. Power, LLC (“We Power”), which owns and leases electric power generating facilities to WE; Bluewater Natural Gas Holding, LLC (“Bluewater”), which owns underground natural gas storage facilities in southeastern Michigan; and WEC Infrastructure LLC (“WECI”). WECI has acquired or agreed to acquire majority interests in eight wind parks and three solar projects, capable of providing more than 2,300 megawatts of renewable energy. Together, these projects represent approximately $3.5 billion of committed investments and have long-term agreements with unaffiliated third parties. WECI’s investment in all of these projects either qualifies, or is expected to qualify, for production tax credits.

Corporate and Other Segment: The corporate and other segment includes the operations of the WEC Energy Group holding company, the Integrys Holding, Inc. (“Integrys Holding”) holding company, the Peoples Energy, LLC holding company, Wispark LLC (“Wispark”), and WEC Business Services LLC (WBS”). Wispark develops and invests in real estate, primarily in southeastern Wisconsin. WBS is a wholly owned centralized service company that provides administrative and general support services to our regulated entities. WBS also provides certain administrative and support services to our nonregulated entities. This segment also includes Wisvest LLC, Wisconsin Energy Capital Corporation, and WPS Power Development LLC, which no longer have significant operations.

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Our principal executive offices are located at 231 West Michigan Street, P.O. Box 1331, Milwaukee, Wisconsin 53201. Our telephone number is (414) 221-2345.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities (a) to fund, or to repay short-term debt incurred to fund, investments (including equity contributions and loans to affiliates), (b) to repay and/or refinance debt, and/or (c) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

DESCRIPTION OF CAPITAL STOCK

As of June 30, 2024, our authorized capital stock consisted of:

•	650,000,000 shares of common stock, par value $0.01 per share; and
•	15,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2024, there were 316,079,401 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of the Wisconsin Business Corporation Law (“WBCL”) for additional information.

Voting Rights. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, subject to any class or series voting rights of holders of any preferred stock. The holders of common stock are not entitled to cumulate votes for the election of directors.

Dividends. The holders of common stock are entitled to receive such dividends as the Board of Directors (the “Board”) may from time to time declare, subject to any rights of holders of preferred stock, if any is issued. Our ability to pay dividends primarily depends on the availability of funds received from our utility subsidiaries and our non-utility subsidiaries. Various financing arrangements and regulatory requirements impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans, or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly.

Liquidation Rights. In the event of any liquidation, dissolution or winding-up of WEC Energy Group, the holders of common stock, subject to any rights of the holders of any preferred stock, will be entitled to receive the remainder, if any, of our assets after the discharge of our liabilities.

Preemptive Rights. Holders of common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

Transfer Agent and Registrar. Computershare, Inc. serves as transfer agent and registrar for our common stock.

Listing. Our common stock is traded on the New York Stock Exchange under the trading symbol “WEC.”

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Preferred Stock

Under the Articles of Incorporation, our Board is authorized to divide the preferred stock into series, to issue shares of any series and, within the limitations set forth in the Articles of Incorporation or prescribed by law, to fix and determine the relative rights and preferences of the shares of any series so established, including the dividend rate, redemption price and terms, amount payable upon liquidation, and any sinking fund provisions, conversion privileges and voting rights.

Certain Anti-Takeover Provisions in our Articles of Incorporation and Bylaws

The Articles of Incorporation and Bylaws contain provisions which may have the effect of discouraging persons from acquiring large blocks of WEC Energy Group stock or delaying or preventing a change in control of WEC Energy Group. The material provisions which may have such an effect are:

•	an anti-greenmail provision prohibiting the purchase of shares of common stock at a market premium from any person whom the Board believes to be a beneficial owner of more than 5% of the outstanding shares of common stock unless such holder owned the shares for at least two years, the purchase was approved by a majority of the combined voting power of the stockholders, or the purchase is pursuant to a tender offer to all holders of common stock on the same terms;

•	a provision permitting removal of a director without cause only by at least an 80% stockholder vote;

•	authorization for the Board, subject to any required regulatory approval, to issue preferred stock in series and to fix rights and preferences of the series, including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters;

•	advance notice procedures with respect to stockholder nominations of directors or stockholder proposals at a meeting of stockholders; and

•	provisions permitting amendment of some of these and related provisions only by at least an 80% stockholder vote at a meeting.

Anti-Takeover Effects of Wisconsin Law

Wisconsin law, under which we are incorporated, contains certain provisions that may have antitakeover effects, The description set forth below is intended as a summary only. For complete information you should review the applicable provisions of the WBCL and Section 196.795 of the Wisconsin Statutes, Wisconsin’s public utility holding company law (“Wisconsin Public Utility Holding Company Law”).

Control Share Acquisitions. Wisconsin law provides that, unless a corporation’s articles of incorporation provide otherwise, or otherwise specified by the board of directors, the voting power of shares of a “resident domestic corporation” such as WEC Energy Group held by any person (including two or more persons acting as a group) in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from a resident domestic corporation, or in certain specified transactions, or incident to a transaction in which stockholders have approved restoration of the full voting power of the otherwise restricted shares. WEC Energy Group has opted out of this statutory provision in its Articles of Incorporation.

Anti-Greenmail Provisions. Wisconsin law restricts the ability of certain publicly held corporations, such as WEC Energy Group, to repurchase voting shares at above market value from certain large stockholders, absent approval from the stockholders as a whole, unless an identical or better offer to purchase is made to all owners of voting shares and securities which may be converted into voting shares. These provisions apply during a takeover offer to purchases of more than 5% of the corporation’s shares from a person or group that holds more than 3% of the corporation’s voting shares and has held the shares for less than two years.

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Wisconsin law also provides that stockholder approval is required for the corporation during a takeover offer to sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the anti-greenmail provision.

Fair Price Provisions. Wisconsin law provides that in addition to any approval otherwise required, certain mergers, share exchanges or sales, leases, exchanges or other dispositions involving a resident domestic corporation, such as WEC Energy Group, and any “significant shareholder” are subject to a super-majority vote of stockholders unless certain fair price standards have been met. For this purpose a “significant shareholder” is defined as either a 10% stockholder or an affiliate of the resident domestic corporation who was a 10% stockholder at any time within the preceding two years. The super-majority vote that is required by the statute consists of:

•	approval of 80% of the total voting power of the corporation, and

•	approval of at least 66 2/3% of the voting power not beneficially owned by the significant shareholder or its affiliates or associates.

However, a supermajority vote is not required if the following “fair price” standards are satisfied:

•	the consideration is in cash or in the form of consideration used to acquire the greatest number of shares, and

•	the amount of the consideration equals the greater of:

(a) the highest price paid by the significant shareholder within the prior two-year period;

(b) in the case of a tender offer, the market value of the shares on the date the significant shareholder commences the tender offer; or

(c) the highest liquidation or dissolution distribution to which the stockholders would be entitled.

The Articles of Incorporation require an 80% stockholder vote for any amendment to the Articles of Incorporation that would have the effect of opting out of the fair price provisions.

Business Combination Provisions. Wisconsin law restricts resident domestic corporations, such as WEC Energy Group, from engaging in specified business combinations involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For this purpose an “interested shareholder” is a stockholder who beneficially owns at least 10% of the voting power of the outstanding stock of the resident domestic corporation, or is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then outstanding stock within the preceding three years. The specified business combinations include:

•	a merger or interest exchange;

•	a sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

•	the issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

•	the adoption of a plan or proposal for liquidation or dissolution;

•	receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

•	certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

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For a period of three years following the date that the interested stockholder becomes an interested stockholder, the resident domestic corporation is prohibited from engaging in any of the specified transactions with the interested stockholder unless the specified transaction or the purchase of stock by the interested stockholder that made the stockholder an interested stockholder is approved by the board of directors of the resident domestic corporation before the share acquisition date. Following the three-year period, a specified transaction is permitted only if:

•	the acquisition of shares by the interested stockholder was approved by the board of directors of the resident domestic corporation before the share acquisition date;

•	the specified transaction is approved by a majority of the voting stock of the resident domestic corporation that is not owned by the interested stockholder; or

•	the consideration to be received by the corporation's stockholders satisfies the “fair price” provisions of the statute as to form and amount.

Wisconsin Public Utility Holding Company Provisions. The Wisconsin Public Utility Holding Company Law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a public utility holding company, with the unconditional power to vote those securities, unless the PSCW has determined that the acquisition is in the best interests of utility consumers, investors and the public. Persons acquiring 10% or more of the voting securities of WEC Energy Group are subject to the provisions of the statute.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities, subordinated debt securities and junior subordinated debt securities. The debt securities will be issued in one or more series under the indenture described below between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as trustee, dated as of March 15, 1999, and under a securities resolution (which may be in the form of a resolution or a supplemental indenture) authorizing the particular series.

We have summarized selected provisions of the indenture and the debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of securities resolution are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The securities resolution for each series of debt securities issued and outstanding also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable securities resolution for other provisions that may be important to you. In the summary below, where applicable, we have included references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not significantly limit our operations. In particular, it does not:

•	limit the amount of debt securities that we can issue under the indenture;

•	limit the number of series of debt securities that we can issue from time to time;

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•	restrict the total amount of debt that we or our subsidiaries may incur; or

•	contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms

A prospectus supplement and a securities resolution relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•	the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;

•	the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;

•	the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;

•	the manner of paying principal and interest on the debt securities;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;

•	the terms of any conversion or exchange right;

•	the terms of any redemption of debt securities at the option of holders;

•	any tax indemnity provisions;

•	if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;

•	the portion of principal payable upon acceleration of any discounted debt security (as described below);

•	whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

•	whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

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•	the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;

•	any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

•	any provisions relating to the deferral of any interest; and

•	any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities. (Section 2.01)

We may issue debt securities of any series as registered debt securities, bearer debt securities or uncertificated debt securities. (Section 2.01) We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered, bearer or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. (Section 2.12) We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000 and bearer debt securities in denominations of $5,000 and whole multiples of $5,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities. (Section 2.12)

In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States. We may deliver a bearer debt security in definitive form in connection with its original issuance only if a certificate in a form we specify to comply with United States laws and regulations is presented to us. (Section 2.04)

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Sections 2.03 and 2.07)

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount. (Sections 1.01 and 2.10)

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option. (Sections 2.01 and 9.01)

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

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Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

Because we are a holding company and conduct all of our operations through subsidiaries, holders of debt securities will generally have a position that is effectively junior to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Various financing arrangements and regulatory requirements impose restrictions on the ability of our utility subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. All of our utility subsidiaries, with the exception of UMERC and MGU, are prohibited from loaning funds to us, either directly or indirectly. The indenture does not limit us or our subsidiaries if we decide to issue additional debt.

As of June 30, 2024, our direct obligations included (i) $4.7 billion of outstanding senior notes and $358.9 million of junior subordinated notes issued under the indenture, and (ii) $1.7 billion of outstanding convertible senior notes issued under separate indentures. We have $1.7 billion in multi-year bank back-up credit facilities to support our commercial paper program and had no commercial paper outstanding at June 30, 2024.  At June 30, 2024, our subsidiaries had approximately $11.2 billion of long-term debt outstanding, $757.0 million of commercial paper outstanding and $30.4 million of preferred stock outstanding. Our subsidiaries have an aggregate of $1.6 billion in multi-year bank back-up credit facilities to support their respective commercial paper programs.

Successor Obligor

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into another company in a transaction in which we are not the surviving company, or transfer all or substantially all of our assets to another company, unless:

•	that company is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•	that company assumes by supplemental indenture all of our obligations under the indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction have been obtained; and

•	immediately after the transaction no default exists under the indenture.

The successor will be substituted for us as if it had been an original party to the indenture, securities resolutions and debt securities. Thereafter, the successor may exercise our rights and powers under the indenture, the debt securities and any coupons, and all of our obligations under those documents will terminate. (Section 5.01)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07)

To the extent permitted by the terms of a series of debt securities authorized to be issued in registered form and bearer form, bearer debt securities may be exchanged for an equal aggregate principal amount of registered or bearer debt securities of the same series and date of maturity in authorized denominations upon surrender of the bearer debt securities with all unpaid interest coupons, except as may otherwise be provided in the debt securities, at our agency maintained for that purpose and upon fulfillment of all other requirements of the agent. (Section 2.07) As of the date of this prospectus, we do not expect that the terms of any series of debt securities will permit registered debt securities to be exchanged for bearer debt securities.

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Defaults and Remedies

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe any differences, an event of default with respect to a series of debt securities will occur if:

•	we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;

•	we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series as required by the securities resolution establishing that series and the default continues for a period of 60 days;

•	we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;

•	pursuant to or within the meaning of any Bankruptcy Law, we:

-	commence a voluntary case,

-	consent to the entry of an order for relief against us in an involuntary case,

-	consent to the appointment of a custodian for us or for all or substantially all of our property, or

-	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

-	is for relief against us in an involuntary case,

-	appoints a custodian for us or for all or substantially all of our property, or

-	orders us to liquidate; or

•	there occurs any other event of default provided for in that series. (Section 6.01)

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law. (Section 6.01)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. (Section 1.01) A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 6.01)

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount. (Section 6.02)

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02)

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If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series. (Section 6.03)

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. (Section 7.01) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 6.05) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series. (Section 7.04) We are required to furnish to the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indenture. (Section 4.04)

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. (Section 6.01) Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice. (Section 3.04)

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture. A securities resolution may provide for a cross-default provision. In that case, the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. (Section 10.02)

Without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest we may have retained in the securities resolution and described in the prospectus supplement);

•	change the fixed maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

•	reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;

•	change the currency in which the principal or interest on a debt security is payable;

•	make any change that materially adversely affects the right to convert or exchange any debt security;

•	waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or

•	make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver. (Sections 6.04 and 10.02)

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Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•	to cure any ambiguity, omission, defect, or inconsistency;

•	to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;

•	to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;

•	to create a series of debt securities and establish its terms;

•	to provide for a separate trustee for one or more series of debt securities; or

•	to make any change that does not materially adversely affect the rights of any debt security holder. (Section 10.01)

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series otherwise provides. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”). (Section 8.01)

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 8.01)

To exercise either defeasance option as to a series of debt securities, we must:

•	irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

•	deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes. (Section 8.02)

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations. (Section 8.02)

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Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Trust Company, National Association) (successor to Bank One Trust Company, N.A.) (successor to The First National Bank of Chicago) will act as trustee and registrar for debt securities issued under the indenture, and the trustee will also act as transfer agent and paying agent with respect to the debt securities. (Section 2.03) We may remove the trustee with or without cause if we notify the trustee three months in advance and if no default occurs during the three-month period. If the trustee resigns or is removed, or if a vacancy exists in the office of trustee for any reason, the indenture provides that we must promptly appoint a successor trustee. (Section 7.07) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee. (Section 7.02) In addition, the trustee serves as collateral agent for notes issued by non-utility subsidiaries of We Power.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series, if any. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of our debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares or any combination of the above. The price of such debt securities, shares of our common stock or preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; (e) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) in forward contracts or similar arrangements; or (g) any combination of the above. The prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents, the purchase price of those securities and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ compensation or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by us and described in the applicable prospectus supplement if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities in respect of which this prospectus is delivered may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms (with respect to debt securities), by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

The securities in respect of which this prospectus is delivered may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Vice President and Deputy General Counsel of WEC Business Services LLC, will pass upon the validity of the securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of our common stock. Unless otherwise indicated in the applicable prospectus supplement, Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, will pass upon the validity of the depositary shares, purchase contracts and units under the laws of the State of New York, as well as certain other legal matters, on our behalf. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the offering of any securities will be passed upon for any underwriters or agents by Hunton Andrews Kurth LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of WEC Energy Group, Inc., as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus to WEC Energy Group, Inc.’s Form 10-K for the year ended December 31, 2023, and the effectiveness of WEC Energy Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC under File No. 001-09057. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through our own web site at www.wecenergygroup.com. Except for the documents filed with the SEC and incorporated by reference into this prospectus, the other information on, or accessible from, our web site is not a part of, and is not incorporated by reference in, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offerings contemplated by this prospectus are completed or terminated:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024; and

•	Current Reports on Form 8-K and 8-K/A, as applicable, filed January 8, 2024 (solely with respect to Item 2.06), January 19, 2024, March 12, 2024, May 13, 2024, May 22, 2024, May 23, 2024, May 28, 2024, June 5, 2024, and July 8, 2024.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. You may request a copy of these documents at no cost by calling or writing to us at the following address:

WEC Energy Group, Inc.

231 West Michigan Street

P. O. Box 1331

Milwaukee, Wisconsin 53201

Attn: Corporate Secretary

Telephone: (414) 221-2345

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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$3,000,000,000

Common Stock

PROSPECTUS SUPPLEMENT

October 31, 2025

Barclays	BMO Capital Markets	BofA Securities

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

KeyBanc Capital Markets	Mizuho	Morgan Stanley

MUFG	RBC Capital Markets	Scotiabank

TD Securities	Wells Fargo Securities